UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Prospect Capital Corporation
(Name of Registrant as Specified In Its Charter)

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PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation Announces Change to Virtual Meeting for
2020 Annual Meeting of Stockholders

NEW YORK, November 20, 2020 – Prospect Capital Corporation (Nasdaq: PSEC) (the “Company”) announced today that its annual meeting of stockholders, scheduled for Wednesday, December 2, 2020, at 3:30 p.m. EST (with any postponements or adjournments, the “Annual Meeting”), will be held by Internet webcast in order to mitigate potential risks to the health and safety of the Company’s stockholders, directors, service providers, personnel and other stakeholders arising from the public health impact of the coronavirus outbreak.

If you are a stockholder as of the record date you may participate in the Annual Meeting via live audio webcast by visiting the following website and following the registration and participation instructions contained therein: www.virtualshareholdermeeting.com/PSEC2020.

•If you hold your shares directly, please have the 16-digit control number located on your proxy card or notice available.

•If you hold your shares in “street name” (i.e., through an account at a broker or other nominee), please follow your broker’s or nominee’s instructions you previously received to obtain your 16-digit control number.

•If you are a stockholder of record (i.e., your shares are registered in your name with American Stock Transfer & Trust (“AST”)) and want the ability to vote or ask a question at the Annual Meeting, you must contact AST via email (proxy@astfinancial.com) to request a control number by December 1, 2020.

If you do not have your control number, you may still attend the Annual Meeting as a guest but will not have the option to ask questions or vote your shares during the meeting.

The agenda for the Annual Meeting is unchanged from the proxy statement dated September 28, 2020, and the proxy statement and proxy card that were mailed to record date stockholders on or about that date remain valid. Stockholders of record at the close of business on September 14, 2020 are entitled to attend and vote at the Annual Meeting. We encourage you to access the Annual Meeting 15 minutes prior to the start time. Online check-in will begin at 3:15 p.m. EST.

If you have already voted by mail, by telephone or online, you do not need to do anything further to vote your shares. If you have any other questions about the Annual Meeting or about voting, please call our solicitor, AST Fund Solutions, LLC, at (866) 387-0770.

Whether or not stockholders plan to attend the virtual-only Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

IF YOU HAVE NOT YET VOTED, PROSPECT CAPITAL CORPORATION NEEDS YOUR VOTE IMMEDIATELY.
For further information, contact:

Investor Relations
Telephone (212) 448-0702